UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2020

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Arcimoto, Inc. (the “Company”, “we”, “us” or “our”) is filing this Current Report on Form 8-K pursuant to the Order (the “SEC Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 (Release No. 34-88465) providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) outbreak.

The unprecedented outbreak of COVID-19 in the United States has caused the closing of our offices and production facility located in Eugene, Oregon, and has required our internal staff, our outside accountants and our independent registered public accounting firm to work remotely resulting in the disruption of the Company’s operations and business. Thus, the Company is unable to timely prepare and file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) that is due May 15, 2020 (the “Original Due Date”), and therefore the Company elected to rely on the conditional filing relief provided under the SEC Order.

As a result of all of the foregoing and the importance of providing materially accurate information, the Company has determined that it will delay the filing of the Quarterly Report by up to 45 days after the Original Due Date, or June 29, 2020 in order to allow sufficient time to compile, disseminate and review the information required to be presented in the Quarterly Report.

The adverse public health developments and economic effects of the outbreak in the United States could adversely affect the Company’s operations as a result of quarantines, production facility closures and logistics restrictions in connection with the outbreak. More broadly, the outbreak could potentially lead to an economic downturn, which would likely decrease spending, adversely affecting our business, results of operations and financial condition. The Company cannot accurately predict the effect the COVID-19 outbreak will have on the Company.

Forward-Looking Statements

This report contains projections and other forward-looking statements regarding future events or our future financial performance. Except for historical information, all of the statements, expectations, and assumptions contained in this report are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and, include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; and unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: May 12, 2020	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer

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